Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
THIRD QUARTER 2026 RESULTS
Third Quarter 2026 Net Investment Income of $0.89 Per Share
Third Quarter 2026 Distributable Net Investment Income(1) of $0.96 Per Share
Third Quarter 2026 Distributable Net Investment Income Before Taxes(2) of $0.98 Per Share
Net Asset Value of $34.22 Per Share
HOUSTON, November 5, 2026 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the third quarter ended September 30, 2026. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
Third Quarter 2026 Highlights
•Net investment income (“NII”) of $83.8 million, or $0.89 per share
•Distributable net investment income (“DNII”)(1) of $89.9 million, or $0.96 per share
•DNII before taxes(2) of $91.7 million, or $0.98 per share
•Total investment income of $142.5 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.2% on an annualized basis for the quarter and 1.3% for the trailing twelve-month (“TTM”) period ended
September 30, 2026
•Net increase in net assets resulting from operations of $117.1 million, or $1.25 per share
•Return on equity(3) of 14.7% on an annualized basis for the quarter and 14.4% for the TTM period ended
September 30, 2026
•Net asset value of $34.22 per share as of September 30, 2026, representing an increase of $0.30 per share, or
0.9%, compared to $33.92 per share as of June 30, 2026 and $0.89 per share, or 2.7%, compared to $33.33 per share as of December 31, 2025
•Declared regular monthly dividends totaling $0.795 per share for the fourth quarter of 2026, or $0.265 per share for each of October, November and December 2026, representing a 3.9% increase from the regular monthly dividends paid in the fourth quarter of 2025
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the third quarter of 2026 of $1.095 per share and representing a 2.8% increase from the total dividends paid in the third quarter of 2025

•Completed $61.5 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $39.3 million in a new portfolio company, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net decrease of $19.4 million in the total cost basis of the LMM investment portfolio
•Completed $162.0 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net decrease of $1.8 million in the total cost basis of the private loan investment portfolio
•Further enhanced our liquidity position as a result of one of our wholly-owned SBIC-licensed investment funds receiving SBA approval to increase its borrowing capacity for SBIC debentures by $75.0 million to a total of $250.0 million (with SBIC and SBA each as defined in the Liquidity and Capital Resources section below); when combined with our other wholly-owned SBIC licensed investment fund, this provides us access to $425.0 million of the recently increased $475.0 million of regulatory maximum SBIC debenture borrowing capacity for affiliated SBIC funds, and we expect to obtain and subsequently maintain SBIC debentures in the future in an amount up to the regulatory maximum amount allowed
In commenting on the Company’s operating results for the third quarter of 2026, Dwayne L. Hyzak, Main
Street’s Chief Executive Officer, stated, “We are pleased with our performance in the third quarter, which resulted in another quarter of strong operating results, including an annualized return on equity of 14.7%, distributable net investment income before taxes per share that was in line with our expectations and prior guidance provided on our last conference call and an increase in net asset value per share. We believe that these results continue to demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies and the continued underlying strength and quality of our portfolio companies.”
Mr. Hyzak continued, “Our strong third quarter results and continued positive outlook for the future resulted in the declaration of another $0.30 per share supplemental dividend to be paid in December 2026, representing our twenty-first consecutive quarterly supplemental dividend, to go with the 13 increases to our regular monthly dividends declared since the fourth quarter of 2021. Additionally, after several recent positive capital structure activities, we continue to maintain strong liquidity and a conservative leverage profile, which we believe is important in the current economic environment. We remain confident that our diversified lower middle market and private loan investment strategies, together with the benefits of our asset management business, cost efficient operating structure and conservative capital structure, will allow us to continue to deliver superior results for our shareholders.”

Third Quarter 2026 Operating Results
The following table provides a summary of our operating results for the third quarter of 2026:

	Three Months Ended September 30,
	2026	2025	Change	Change (%)

	(dollars in thousands, except per share amounts)
Interest income	$111,863	$103,286	$8,577	8%
Dividend income	25,525	31,263	(5,738)	(18)%
Fee income	5,144	5,282	(138)	(3)%
Total investment income	$142,532	$139,831	$2,701	2%

Net investment income	$83,823	$86,538	$(2,715)	(3)%
Net investment income per share	$0.89	$0.97	$(0.08)	(8)%

Distributable net investment income (1)	$89,937	$92,705	$(2,768)	(3)%
Distributable net investment income per share (1)	$0.96	$1.03	$(0.07)	(7)%

Distributable net investment income before taxes (2)	$91,674	$95,682	$(4,008)	(4)%
Distributable net investment income before taxes per share (2)	$0.98	$1.07	$(0.09)	(8)%

Net increase in net assets resulting from operations	$117,083	$123,671	$(6,588)	(5)%
Net increase in net assets resulting from operations per share	$1.25	$1.38	$(0.13)	(9)%

Return on equity - quarter annualized (3)	14.7%	17.0%	(2.3)%	(14)%
The $2.7 million increase in total investment income in the third quarter of 2026 from the comparable period of the prior year was principally attributable to an $8.6 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by the negative impact from investment portfolio debt investments on non-accrual status and a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate investment portfolio debt investments. This increase in interest income was partially offset by a $5.7 million decrease in dividend income, primarily due to a $6.9 million decrease in dividend income from our LMM portfolio companies and a $0.5 million decrease in dividend income from our External Investment Manager (as defined in the External
Investment Manager section below), partially offset by a $1.8 million increase in dividend income from our private loan portfolio companies. The $2.7 million increase in total investment income in the third quarter of
2026 includes the impact of an increase of $1.8 million in certain income considered less consistent or non-
recurring, primarily related to increases of (i) $1.4 million in such dividend income and (ii) $0.7 million in such fee income, partially offset by a decrease of $0.2 million in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, in each case when compared to the same period in 2025.
Total cash expenses(4) increased $6.7 million, or 15.2%, to $50.9 million in the third quarter of 2026 from
$44.1 million for the same period in 2025. This increase in total cash expenses(4) was principally attributable to a $6.4 million increase in interest expense. The increase in interest expense was primarily related to (i) an increase in average borrowings outstanding used to fund a portion of the growth of our investment portfolio and
(ii) an increased weighted-average interest rate on our unsecured debt obligations resulting from borrowing and refinancing activities, partially offset by a decreased weighted-average interest rate on our Credit Facilities (as defined in the Liquidity and Capital Resources section below) due to decreases in benchmark index rates.
Non-cash compensation expenses(4) decreased $0.1 million in the third quarter of 2026 from the comparable period of the prior year, primarily driven by a $0.5 million decrease in deferred compensation expense, partially offset by a $0.4 million increase in share-based compensation expense.

Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(4)) on an annualized basis was 1.2% for the third quarter of 2026, a decrease from 1.4% for the third quarter of 2025.
NII related federal and state income and other tax expenses decreased $0.7 million and excise tax expense decreased $0.5 million in the third quarter of 2026 compared to the same period in 2025, resulting in a decrease in tax expenses included in NII of $1.2 million. The decrease in NII related federal and state income and other tax expenses was due to a decrease in taxable NII between the comparable periods and the decrease in excise tax was due to a decrease in undistributed taxable income as of September 30, 2026.
The $2.7 million decrease in NII and the $2.8 million decrease in DNII(1) in the third quarter of 2026 from the comparable period of the prior year were both principally attributable to an increase in total cash expenses,(4)
partially offset by (i) the increase in total investment income and (ii) the decrease in NII related tax expenses, each as discussed above. NII and DNII(1) on a per share basis decreased by $0.08 per share and $0.07 per share, respectively, for the third quarter of 2026 as compared to the third quarter of 2025, to $0.89 per share and $0.96 per share, respectively. These decreases include the impact of a 4.6% increase in the weighted-average shares outstanding compared to the third quarter of 2025, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii)
dividend reinvestment plan and (iii) equity incentive compensation plans. The decreases in NII and DNII(1) on a per share basis in the third quarter of 2026 are after a net increase of $0.02 per share primarily resulting from an increase in investment income considered less consistent or non-recurring in nature compared to the third quarter of 2025, as discussed above.
The $117.1 million net increase in net assets resulting from operations in the third quarter of 2026 represents a
$6.6 million decrease from the third quarter of 2025. This decrease was primarily the result of (i) a $2.9 million decrease in the net fair value change of our portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the decrease resulting from a net fair value increase of $40.9 million in the third quarter of 2026 compared to a net fair value increase of $43.9 million in the prior year, (ii) a $2.7 million decrease in NII as discussed above and (iii) a $0.9 million increase in the net tax provision on the net fair value change of our portfolio investments, resulting from a net tax provision of
$7.7 million in the third quarter of 2026 compared to a net tax provision of $6.7 million in the comparable period of the prior year. The $40.9 million net fair value increase in the third quarter of 2026 was the result of net unrealized appreciation (including the reversal of net unrealized depreciation recognized in prior periods due to the net realized loss in the quarter) of $68.5 million, partially offset by a net realized loss of $27.6 million.
The $43.9 million net fair value increase in the third quarter of 2025 was the result of net unrealized appreciation of $63.0 million, partially offset by a net realized loss of $19.1 million. The $27.6 million net realized loss from investments for the third quarter of 2026 was primarily the result of (i) a $15.0 million realized loss on the full exit of a LMM portfolio investment, (ii) an $11.3 million realized loss on the restructure of a private loan portfolio investment, (iii) a $6.5 million loss on the partial exit of a private loan portfolio investment, (iv) a $5.7 million realized loss on the partial exit of a LMM portfolio investment and (v)
$3.4 million of realized losses on the full exits of two middle market portfolio investments, partially offset by (i)
a $6.9 million realized gain on the full exit of a private loan portfolio investment, (ii) a $2.4 million realized gain on the full exit of a LMM portfolio investment, (iii) a $1.3 million realized gain on a distribution from a private loan portfolio investment and (iv) a $0.7 million realized gain on the partial exit of an other portfolio investment.

The following table provides a summary of the total net unrealized appreciation of $68.5 million for the third quarter of 2026:

	Three Months Ended September 30, 2026
	LMM (a)	Private Loan	Middle Market	Other		Total

	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$16.8	$7.8	$3.4	$(1.1)		$26.9
Net unrealized appreciation (depreciation) relating to portfolio investments	45.1	1.0	(2.9)	(1.6)	(b)	41.6
Total net unrealized appreciation (depreciation) relating to portfolio investments	$61.9	$8.8	$0.5	$(2.7)		$68.5
___________________________
(a)Includes unrealized appreciation on 46 LMM portfolio investments and unrealized depreciation on 23 LMM portfolio investments.
(b)Includes $2.5 million of unrealized depreciation related to the External Investment Manager.
Liquidity and Capital Resources
As of September 30, 2026, we had aggregate liquidity of $1.218 billion, including (i) $102.4 million in cash and cash equivalents, (ii) $1.041 billion of aggregate unused capacity under our corporate revolving credit facility
(the “Corporate Facility”) and our special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”) and (iii) $75.0 million of available capacity under the SBIC debentures, subject to certain conditions.
Several details regarding our capital structure as of September 30, 2026 are as follows:
•The Corporate Facility included $1.240 billion in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.860 billion.
•$495.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 5.8% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of
October 1, 2026.
•The SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$300.5 million in outstanding borrowings under the SPV Facility, with an interest rate of 5.9% based on the applicable SOFR effective for the contractual reset date of October 1, 2026.
•$550.0 million of unsecured notes outstanding that bear interest at a rate of 6.95% per year (the “March
2029 Notes”) with a yield-to-maturity of 6.68%. The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of unsecured notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-
maturity of 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of unsecured notes outstanding that bear interest at a rate of 5.40% per year (the “August
2028 Notes”). The August 2028 Notes mature on August 15, 2028 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly-owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business
Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.26% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 3.9 years. In September 2026, we received approval from the SBA to increase the borrowing capacity of our SBIC debentures by $75.0 million to $425.0 million.
•$150.0 million of unsecured notes outstanding that bear interest at a rate of 6.93% per year (the “April 2031
Notes”). The April 2031 Notes mature on April 15, 2031 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•In July 2026, we repaid the entire $500.0 million of notes outstanding that bore interest at a rate of 3.00%
per year (the “July 2026 Notes”) at par on their scheduled maturity date.
•We maintain investment grade credit ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade credit ratings of BBB- with a stable outlook. Fitch Ratings reaffirmed its rating during the fourth quarter of 2026.
•Our net asset value totaled $3.2 billion, or $34.22 per share.
In October 2026, we issued $500.0 million in aggregate principal amount of 6.55% unsecured notes due January
15, 2030 (the “January 2030 Notes”) at an issue price of 99.258%. The January 2030 Notes may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
Investment Portfolio Information as of September 30, 2026(5)
The following table provides a summary of the investments in our LMM portfolio and private loan portfolio as of September 30, 2026:

	September 30, 2026
	LMM (a)	Private Loan
	(dollars in millions)
Number of portfolio companies	92	86
Fair value	$3,250.1	$2,107.3
Cost	$2,530.2	$2,129.5
Debt investments as a % of portfolio (at cost)	71.5%	93.3%
Equity investments as a % of portfolio (at cost)	28.5%	6.7%
% of debt investments at cost secured by first priority lien	99.5%	99.3%
Weighted-average annual effective yield (b)	12.7%	10.4%
Average EBITDA (c)	$12.2	$43.2
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 36%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of September 30, 2026, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt investments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of September 30, 2026.

(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a simple average for the LMM portfolio companies and a weighted-average for the private loan portfolio companies. These calculations exclude certain portfolio companies, including five LMM portfolio companies and five private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The fair value of our LMM portfolio company equity investments was 206% of the related cost basis of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA ratio of 2.6 to 1.0 and a median total
EBITDA to senior interest expense ratio of 2.8 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.6 to 1.0 and 2.8 to 1.0, respectively.(5)(6)
As of September 30, 2026, our investment portfolio also included:
•Other portfolio investments in 32 entities across 12 investment managers, collectively totaling $146.7 million in fair value and $156.7 million in cost basis, which comprised 2.5% and 3.2% of our investment portfolio at fair value and cost, respectively;
•Middle market portfolio investments in nine portfolio companies, collectively totaling $73.5 million in fair value and $113.0 million in cost basis, which comprised 1.3% and 2.3% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $222.7 million and a cost basis of
$29.5 million, which comprised 3.8% and 0.6% of our investment portfolio at fair value and cost, respectively.
As of September 30, 2026, investments on non-accrual status comprised 0.9% of the total investment portfolio at fair value and 3.5% at cost, and our total portfolio investments at fair value were 117% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC dba Main Street Capital Partners is our wholly-owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment
Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the
External Investment Manager to our NII consists of the combination of the expenses we allocate to the External
Investment Manager and the dividend income we earn from the External Investment Manager. During the third quarter of 2026, the External Investment Manager earned $9.9 million of total fee income, and waived $0.6 million of incentive fees, resulting in total fee income, net of waivers, of $9.3 million, a decrease of $0.4 million from the third quarter of 2025. The fee income earned by the External Investment Manager in the third quarter of 2026 included (i) $6.2 million of management fee income, an increase of $0.6 million from the third quarter of 2025, and (ii) incentive fees, net of waivers, of $2.9 million, a decrease of $1.0 million from the third quarter of 2025. We allocated $5.8 million of total expenses to the External Investment Manager during the third quarter of 2026, an increase of $0.1 million from the third quarter of 2025. The increase in management fee income was primarily attributable to an increase in total assets managed for clients. The decrease in incentive fees, net of waivers, is the result of (i) the $0.6 million incentive fee waiver and (ii) a decrease in gross incentive fees of $0.4 million. The decrease in gross incentive fees was attributable to changes in the performance and operating results from the assets managed for clients in the third quarter of 2026 relative to the third quarter of
2025. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our NII of $8.4 million, representing a decrease of $0.4 million from the third quarter of 2025.

The External Investment Manager ended the third quarter of 2026 with total assets under management of
$1.8 billion.
Third Quarter 2026 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, November 6, 2026 at 10:00 a.m. Eastern time to discuss the third quarter 2026 financial results.(7)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, November 13, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13762919#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://
www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and Main Street’s Third
Quarter 2026 Investor Presentation to be posted on the investor relations section of the Main Street website at
https://www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-
term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through the External Investment Manager, also maintains an asset management business through which it manages investments for external parties. The External Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main
Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and
“Risk Factors” included in Main Street’s filings with the SEC (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$57,910	$60,027	$177,756	$176,481
Affiliate investments	25,249	22,407	83,666	71,908
Non‑Control/Non‑Affiliate investments	59,373	57,397	170,788	172,461
Total investment income	142,532	139,831	432,210	420,850
EXPENSES:
Interest	(38,921)	(32,472)	(109,601)	(96,159)
Compensation	(12,759)	(13,217)	(40,183)	(37,370)
General and administrative	(5,238)	(4,928)	(16,352)	(15,933)
Share-based compensation	(5,880)	(5,433)	(16,792)	(15,691)
Expenses allocated to the External Investment Manager	5,826	5,734	17,918	16,962
Total expenses	(56,972)	(50,316)	(165,010)	(148,191)
NET INVESTMENT INCOME BEFORE TAXES	85,560	89,515	267,200	272,659
Excise tax expense	(303)	(838)	(1,343)	(2,997)
Federal and state income and other tax expenses	(1,434)	(2,139)	(7,131)	(9,044)
NET INVESTMENT INCOME	83,823	86,538	258,726	260,618
NET REALIZED GAIN (LOSS):
Control investments	(37,556)	(9,988)	18,805	(12,964)
Affiliate investments	290	(2)	290	57,709
Non‑Control/Non‑Affiliate investments	9,692	(9,114)	4,132	(40,974)
Total net realized gain (loss)	(27,574)	(19,104)	23,227	3,771
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	61,841	23,461	1,235	57,016
Affiliate investments	14,417	13,260	31,644	4,518
Non‑Control/Non‑Affiliate investments	(7,753)	26,257	17,247	45,683
Total net unrealized appreciation	68,505	62,978	50,126	107,217
Income tax provision on net realized gain (loss) and net unrealized appreciation	(7,671)	(6,741)	(18,438)	(9,319)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$117,083	$123,671	$313,641	$362,287
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$0.89	$0.97	$2.80	$2.92
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.25	$1.38	$3.39	$4.06
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	93,757,071	89,627,718	92,566,533	89,202,399

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$2,666,715	$2,569,626
Affiliate investments	1,016,605	965,179
Non‑Control/Non‑Affiliate investments	2,117,049	1,983,312
Total investments	5,800,369	5,518,117
Cash and cash equivalents	102,387	41,959
Interest and dividend receivable	51,453	48,719
Prepaids and other assets	75,054	59,186
Deferred financing costs, net	14,275	13,720
Total assets	$6,043,538	$5,681,701
LIABILITIES
Credit Facilities	$795,500	$518,000
March 2029 Notes	550,555	347,721
June 2027 Notes	399,785	399,569
August 2028 Notes	348,569	347,996
SBIC debentures	345,476	344,593
April 2031 Notes	149,043	—
July 2026 Notes	—	499,715
Accounts payable and other liabilities	64,931	67,799
Interest payable	23,911	30,094
Dividend payable	24,842	23,358
Deferred tax liability, net	133,248	108,963
Total liabilities	2,835,860	2,687,808
NET ASSETS
Common stock	937	898
Additional paid‑in capital	2,660,769	2,457,660
Total undistributed earnings	545,972	535,335
Total net assets	3,207,678	2,993,893
Total liabilities and net assets	$6,043,538	$5,681,701
NET ASSET VALUE PER SHARE	$34.22	$33.33

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income, Distributable Net Investment Income Before Taxes,
Total Non-Cash Compensation Expenses, Total Cash Expenses
and Total Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net investment income	$83,823	$86,538	$258,726	$260,618
Non-cash compensation expenses (4)	6,114	6,167	19,389	17,350
Distributable net investment income (1)	$89,937	$92,705	$278,115	$277,968
Excise tax expense	303	838	1,343	2,997
Federal and state income and other tax expenses	1,434	2,139	7,131	9,044
Distributable net investment income before taxes (2)	$91,674	$95,682	$286,589	$290,009

Per share amounts:
Net investment income per share -
Basic and diluted	$0.89	$0.97	$2.80	$2.92
Distributable net investment income per share -
Basic and diluted (1)	$0.96	$1.03	$3.00	$3.12
Distributable net investment income before taxes per share -
Basic and diluted (2)	$0.98	$1.07	$3.10	$3.25

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Share‑based compensation	$(5,880)	$(5,433)	$(16,792)	$(15,691)
Deferred compensation expense	(234)	(734)	(2,597)	(1,659)
Total non-cash compensation expenses (4)	$(6,114)	$(6,167)	$(19,389)	$(17,350)

Total expenses	$(56,972)	$(50,316)	$(165,010)	$(148,191)
Less non-cash compensation expenses (4)	6,114	6,167	19,389	17,350
Total cash expenses (4)	$(50,858)	$(44,149)	$(145,621)	$(130,841)

Compensation	$(12,759)	$(13,217)	$(40,183)	$(37,370)
Share-based compensation	(5,880)	(5,433)	(16,792)	(15,691)
Total compensation expenses	(18,639)	(18,650)	(56,975)	(53,061)
Non-cash compensation expenses (4)	6,114	6,167	19,389	17,350
Total cash compensation expenses (4)	$(12,525)	$(12,483)	$(37,586)	$(35,711)

MAIN STREET CAPITAL CORPORATION
Endnotes
(1)DNII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of non-cash compensation expenses.(4) Main Street believes presenting DNII and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement. However, DNII is a non-U.S. GAAP measure and should not be considered as a replacement for
NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII is detailed in the financial tables included with this press release.
(2)DNII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses(4) and any tax expenses included in NII. Main Street believes presenting DNII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since (i) non-cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII before taxes is detailed in the financial tables included with this press release.
(3)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(4)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main
Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation
(depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S.
GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.
(5)Portfolio company financial information has not been independently verified by Main Street.
(6)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.

(7)No information contained on the Company’s website or disclosed on the November 6, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.